EXHIBIT 10S


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                    REAL ESTATE PURCHASE AND
                         SALE AGREEMENT



                             between

                      REC RESOLUTION COMPANY
                                                           SELLER

                               AND


                         FRED MEYER, INC.

                                                        PURCHASER









                 Concerning property known as the
     Hazel Dell Fred Meyer Development in Vancouver, Washington,
      the Hawthorne Fred Meyer Development in Portland, Oregon,
           and the Raleigh Hills Fred Meyer Development in
                    Washington County, Oregon

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
                        TABLE OF CONTENTS
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                                                            Page
                                                            ----
1.   PURCHASE AND SALE OF THE PROPERTIES . . . . . . . . . . .1

2.   TOTAL PURCHASE PRICE. . . . . . . . . . . . . . . . . . .2

3.   EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . .2

4.   PRECONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . . . .2
     4.1  Investigations and Contingency Period. . . . . . . .2
     4.2  Title. . . . . . . . . . . . . . . . . . . . . . . .2
     4.3  Hazardous or Toxic Materials . . . . . . . . . . . .3
     4.4  No Material Changes. . . . . . . . . . . . . . . . .4

5.   CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . .4

6.   LEGAL LOT . . . . . . . . . . . . . . . . . . . . . . . .4

7.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .4
     7.1  Closing Date . . . . . . . . . . . . . . . . . . . .4
     7.2  Manner and Place of Closing. . . . . . . . . . . . .5
     7.3  Prorations . . . . . . . . . . . . . . . . . . . . .5
     7.4  Conveyance of Properties . . . . . . . . . . . . . .5
     7.5  FIRPTA . . . . . . . . . . . . . . . . . . . . . . .5
     7.6  Events of Closing. . . . . . . . . . . . . . . . . .5
     7.7  Title Insurance. . . . . . . . . . . . . . . . . . .6
     7.8  Lease. . . . . . . . . . . . . . . . . . . . . . . .6

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . .6
     8.1  Seller's Representations, Warranties
          and Covenants. . . . . . . . . . . . . . . . . . . .6
     8.2  Environmental Remediation - Raleigh Hills. . . . . .7
     8.3  Purchaser's Representations and Warranties . . . . .9

9.   CONDUCT UNTIL CLOSING; SELLER'S COOPERATION;
     DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . .9

10.  FAILURE TO CLOSE. . . . . . . . . . . . . . . . . . . . .9
     10.1 Seller's Remedies. . . . . . . . . . . . . . . . . .9
     10.2 Purchaser's Remedies . . . . . . . . . . . . . . . .9

11.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . .9
     11.1 Binding Effect; Assignment . . . . . . . . . . . . .9
     11.2 Time of Essence. . . . . . . . . . . . . . . . . . 10
     11.3 Notices. . . . . . . . . . . . . . . . . . . . . . 10
     11.4 Waiver . . . . . . . . . . . . . . . . . . . . . . 10
     11.5 Attorneys' Fees. . . . . . . . . . . . . . . . . . 10
     11.6 Prior Agreements . . . . . . . . . . . . . . . . . 10
     11.7 Applicable Law . . . . . . . . . . . . . . . . . . 10
     11.8 Brokers. . . . . . . . . . . . . . . . . . . . . . 11
     11.9 Changes in Writing . . . . . . . . . . . . . . . . 11
     11.10 Counterparts. . . . . . . . . . . . . . . . . . . 11
     11.12 Survival. . . . . . . . . . . . . . . . . . . . . 11
     11.13 Effect of Extensions and Modifications;
           Backup Offers . . . . . . . . . . . . . . . . . . 11
     11.14 Oregon Statutory Disclaimer . . . . . . . . . . . 11

     11.15 Disclaimer; Duty to Disclose. . . . . . . . . . . 11
     11.16 Representations; Condition of Properties. . . . . 12
     11.17 Related Agreement . . . . . . . . . . . . . . . . 12
     11.18 Certain Obligations . . . . . . . . . . . . . . . 12

12.  APPROVAL BY SELLER. . . . . . . . . . . . . . . . . . . 12

EXHIBIT A-1    Legal Description of Hawthorne Property
EXHIBIT A-2    Legal Description of Hazel Dell Property
EXHIBIT A-3    Legal Description of Raleigh Hills Property
EXHIBIT B -    Reports
EXHIBIT C -    Form of Lease Assignment

             REAL ESTATE PURCHASE AND SALE AGREEMENT
             ---------------------------------------
            (Hawthorne, Hazel Dell and Raleigh Hills)

     This REAL ESTATE PURCHASE AND SALE AGREEMENT (this
"Agreement"), dated as of March 10, 1995, between REC RESOLUTION
COMPANY, an Oregon corporation ("Seller"), and FRED MEYER, INC., a Delaware corporation, or its assign ("Purchaser"), recites and provides as follows:

                            RECITALS

     A. Seller, as successor to Fifth Avenue Corporation, owns the real property located in Portland, Multnomah County, Oregon, described in the attached Exhibit A-1 (the "Hawthorne Property"). The Hawthorne Property is currently leased by Seller to Real Estate Properties Limited Partnership, an Oregon limited partnership ("REPL"), pursuant to a lease agreement dated as of February 5, 1963 (the "Hawthorne Master Lease"). REPL subleases the Hawthorne Property to Fred Meyer, Inc., a Delaware corporation, pursuant to a lease agreement dated as of October 22, 1986 (the "Hawthorne Sublease").

     B. Seller, as successor to Vanoak Corporation, owns the real property located in Vancouver, Washington, described in the attached Exhibit A-2 (the "Hazel Dell Property"). The Hazel Dell Property is currently leased by Seller to REPL, pursuant to two lease agreements dated as of October 2, 1962, and March 1, 1978 (collectively, the "Hazel Dell Master Lease"). REPL subleases the Hazel Dell Property to Roundup Co., a Washington corporation, pursuant to a lease agreement dated as of October 22, 1986 (the "Hazel Dell Sublease").

     C. Seller, as successor to Fourth Avenue Corporation, owns the real property located in Washington County, Oregon, described in the attached Exhibit A-3 (the "Raleigh Hills Property"). The Raleigh Hills Property is currently leased by Seller to REPL, pursuant to a lease agreement dated as of March 3, 1966 (the "Raleigh Hills Master Lease"). REPL subleases the Raleigh Hills Property to Purchaser pursuant to a lease agreement dated as of October 22, 1986 (the "Raleigh Hills Sublease").

     D. The Hawthorne Property, the Hazel Dell Property, and the Raleigh Hills Property, together with all buildings and other improvements located thereon and all rights and appurtenances belonging thereto or in any way appertaining thereto and all right, title and interest of Seller in and to any and all roads, streets, alleys and ways, bounding such property are collectively referred to herein as the "Properties." The Hawthorne Master Lease, the Hazel Dell Master Lease and the Raleigh Hills Master Lease are sometimes collectively referred to as the "Master Leases." The Hawthorne Sublease, the Hazel Dell Sublease and the Raleigh Hills Sublease are sometimes collectively referred to as the "Subleases."

     E. Seller desires to sell the Properties to Purchaser, and Purchaser desires to purchase the Properties from Seller, on the terms and conditions set forth in this Agreement.

                           Agreements

          NOW, THEREFORE, for value received and in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

     1. PURCHASE AND SALE OF THE PROPERTIES. Seller agrees to sell the Properties to Purchaser, and Purchaser agrees to purchase the Properties from Seller, on the terms and conditions set forth in this Agreement.

     2. TOTAL PURCHASE PRICE. The total purchase price for the Properties is FIFTEEN MILLION FOUR HUNDRED FIFTY THOUSAND DOLLARS
($15,450,000). The purchase price is allocated among the various portions of the Properties as follows:

                                Land          Improvements       Total
                                ----          ------------       -----
Hazel Dell Property         $1,133,600.00    $1,866,400.00    $3,000,000.00

Hawthorne Property          $1,119,588.00    $1,880,412.00    $3,000,000.00

Raleigh Hills Property      $2,918,820.00    $6,531,180.00    $9,450,000.00

     3. EFFECTIVE DATE. The "Effective Date" for purposes of this Agreement is the date that this Agreement is mutually executed and delivered.

     4. PRECONDITIONS TO PURCHASER'S OBLIGATIONS. The close of escrow and Purchaser's obligation to purchase the Properties are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions, and the obligations of the parties with respect to such conditions are as set forth in this Section 4. The conditions set forth in this
Section 4 are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Seller.

          4.1 Investigations and Contingency Period. Purchaser shall be satisfied, in its sole and absolute judgment, that the Properties suit its needs (including, but not limited to, the physical condition of the Properties, the zoning and other laws and regulations applicable to the Properties, the available access to public streets, utilities and infrastructure, and the economic viability of the Purchaser's intended use) and Purchaser shall have obtained such senior management and board of director approvals of this transaction as Purchaser may deem necessary or desirable. Purchaser shall have until the date 90 days after the Effective Date (or until such earlier date as Purchaser may elect in writing by waiving the right to terminate under this Section) (the "Contingency Period") to determine whether the conditions precedent set forth in this Section 4.1 have been satisfied or waived. If Purchaser fails to notify Seller within the

Contingency Period that such conditions are waived or satisfied, then this Agreement shall terminate and neither party shall have any further obligations hereunder.

          4.2 Title. At closing Seller shall convey fee simple title to the Properties by special warranty deeds, subject to no encumbrances created or suffered by Seller other than nondelinquent real property taxes, and other matters which may be approved in writing by Purchaser in accordance with this Section.

               (a) Title Report, Survey, Etc. Purchaser shall within 10 days after the Effective Date obtain current preliminary title reports on the Properties, from First American Title Insurance Company ("Title Company"). Purchaser shall also, as promptly as possible and in any event within 45 days after the Effective Date, obtain current ALTA surveys of the Properties meeting Purchaser's survey requirements. The cost of the surveyor's work will be paid by Purchaser.

               (b)  Title Approval Procedure.

                    (1)  Within 20 days after receipt of all of
the title reports and surveys, Purchaser will review such materials and notify Seller in writing of Purchaser's approval (or disapproval) of any exceptions shown in the title reports, other than an exception for current property taxes, and of such surveys. Failure to notify Seller than an item is approved shall be deemed to be disapproval of such item. In the event of such disapproval: (i) Seller shall be obligated to remove (or commit to remove) any disapproved lien or other financial encumbrance (a "Lien"), at or prior to closing; and (ii) Seller agrees to exert its best efforts to remove any other disapproved matter (but Seller is not absolutely obligated to remove a disapproved matter other than a Lien).

                    (2)  Seller shall have 20 days from the date
that items are disapproved or deemed disapproved to eliminate any disapproved title exceptions or survey matters (or as to any Liens, to commit in writing to eliminate such Liens at or prior to closing). If Seller is unable to eliminate a disapproved title exception or survey matter within such twenty-day period, despite Seller's best efforts to do so, either party may elect to rescind this Agreement by notice to the other party within ten days after the expiration of the twenty-day period. In such event, all obligations of the parties under this Agreement shall thereafter cease. Purchaser may preserve this Agreement, however, if Purchaser notifies Seller within twenty days after delivery of a notice of termination by Seller, that either:
(a) Purchaser waives its objection to the relevant encumbrance(s); or (b) as to encumbrances that can be removed by the payment of money, Purchaser intends at closing to pay the amount necessary to remove such encumbrances. If Purchaser so preserves this Agreement, this Agreement shall remain in full force and effect, and Purchaser will receive a credit at closing in the amount of any sum paid by Purchaser to remove such encumbrances on title.

                    (3)    As to any exceptions to title placed
of record or first identified after issuance of the preliminary title report or revealed by any supplemental report, there shall be a 10-day period for Purchaser to review and approve or disapprove such exceptions on the same basis as provided above.

                    (4)  With respect to the Raleigh Hills
Property, the parties are aware that boundary line questions in three locations have been identified on a preliminary survey. Seller shall use its best efforts to resolve such questions to the satisfaction of Purchaser and the title company, such that the title company will issue extended coverage title insurance insuring the surveyed border of the Property without exception for boundary line matters or encroachments. Purchaser shall cooperate in such efforts. Final resolution of such matters to Purchaser's satisfaction is a condition to Purchaser's obligation to close.

          4.3 Hazardous or Toxic Materials. Exhibit B sets forth a complete list of all written soils, environmental or other reports or studies in Seller's possession concerning any hazardous waste or hazardous substances (as defined in Section 8.1) on, in or under the Properties or any underground storage
tanks on the Properties (collectively,  the "Reports").   In
addition, Seller has made available to Buyer for inspection other documents ("Environmental Documents") relating to hazardous substances on, in or under the Property as further described in Exhibit B. Seller has provided or will promptly provide complete copies of the Reports and any other such reports discovered by Seller after the date hereof. During the Contingency Period, Purchaser will cause to be conducted such investigations or audits of the environmental condition of the Properties as Purchaser deems prudent. Purchaser will on request provide to Seller copies of any reports prepared by third parties in connection with such investigations or audits. In the event that, prior to the Closing Date, any hazardous substances in amounts or of kinds that violate or could give rise to liability under environmental laws (as defined in Section 8.1) are discovered on, in, or under any of the Properties, or any underground storage tanks are discovered on any of the Properties, Purchaser may elect, within ten days after learning of the discovery of such matter, to terminate this Agreement by notice to the Seller; provided, however, that Seller may preserve this Agreement by notifying Purchaser (within 10 days after receipt of the Purchaser's termination notice) that Seller commits at its expense to perform any remediation necessary to correct the problem to the satisfaction of Purchaser (in Purchaser's discretion) and any governmental agency with jurisdiction over the Properties, and the parties thereafter document such remediation commitment in a manner acceptable to Purchaser. If this Agreement is so terminated, the parties shall thereafter have no further obligations under this Agreement.

          4.4 No Material Changes. At the Closing Date, there shall have been no material adverse changes in the condition of or legal requirements applicable to the Properties (provided that the condemnation activities affecting the Hazel Dell Property referenced in Section 5.2 of this Agreement shall not be deemed a material adverse change).

     5.   CONDEMNATION.

          5.1 Subject to Section 5.2, if, prior to closing, any part of the Properties is condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, then this Agreement shall, at the election of the Purchaser, become null and void. In the event the Purchaser elects not to terminate this Agreement, the purchase price shall not be affected, but Purchaser shall be entitled to all proceeds of such award (or, if the award is made prior to closing, Seller shall receive such proceeds but Purchaser shall receive a credit against the purchase price in the net amount of such proceeds). Seller will promptly notify Purchaser as to the commencement of any such action or any communication from a condemning authority that a condemnation or appropriation is contemplated, and will cooperate with Purchaser in the response to or defense of such actions, and permit Purchaser to participate fully in, and approve any settlement of, any such proceedings.

          5.2 Purchaser acknowledges that proposals exist (1) to close the access to the Hazel Dell Property from 78th Street, and
(2) to condemn a portion of the Hazel Dell Property in connection with the construction of light rail facilities. Such condemnation actions shall not constitute grounds to terminate this Agreement. Purchaser and Seller agree to cooperate and exert their best efforts to avoid closure of such access, including, if Purchaser deems it appropriate, institution of legal proceedings; provided, Seller shall not be required to incur out of pocket costs in connection with such efforts. Purchaser shall have the right to direct such efforts and proceedings, and legal proceedings so instituted shall be at Purchaser's expense. Proceeds from any such condemnation or access closure shall be handled as provided in Section 5.1.

     6. LEGAL LOT. If any of the Properties is not currently a separate legal lot or lots and tax parcel(s), Seller (with the cooperation of Purchaser) shall complete and obtain final approval of any necessary plat, partition, lot line adjustment or subdivision, so that as of closing the Property will be a separate legal lot or lots and tax parcel or parcels. Any conditions imposed in connection with such action must be acceptable to Purchaser. The costs incurred will be paid by Seller.

     7.   CLOSING.

          7.1  Closing Date.  This transaction will be closed
(the "Closing") on a date to be selected by Purchaser and reasonably acceptable to Seller, but not later than 15 days after expiration of the Contingency Period and not earlier than March 1, 1995 (the "Closing Date").

          7.2 Manner and Place of Closing. This transaction will be closed by an escrow officer of First American Title Insurance Company (or other Title Company selected pursuant to
Section 4.2) (the "Escrow Officer") at its office in Portland, Oregon, or at such other place as the parties may mutually select. Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

          7.3 Prorations. There shall be no prorations of taxes or expenses, as Purchaser or Purchaser's subsidiary is under the Subleases responsible for taxes and expenses, and is entitled to all income derived from, the Properties, other than rent owing under the Master Leases. Rent owing under the Master Leases shall be prorated as of 12:01 a.m. on the Closing Date, with Seller entitled to such rents through such time and Purchaser entitled to such rents commencing on the Closing Date and thereafter.

          7.4 Conveyance of Properties. Conveyance of the Properties shall be by statutory special warranty deeds. All municipal, county, state and federal transfer and documentary stamp taxes shall be paid by Seller at the time of closing. The conveyance shall be free from all liens and encumbrances of any kind, without exceptions, unless otherwise specified herein or approved pursuant to Section 4.2, and except for the lien of real estate taxes not yet payable, so as to convey to Purchaser good and marketable title to all the Properties. The conveyance will be free of all tenancies other than (1) the rights of REPL pursuant to the Master Leases, and the occupancy of Fred Meyer, Inc., or Roundup Co., pursuant to the Subleases; and (2) subleases, rental agreements or licenses in which Fred Meyer, Inc., or its subsidiary is the sublessor, landlord or licensor. Seller shall also assign to Purchaser its interest as lessor under the Master Leases, pursuant to a lease assignment in the form of Exhibit C. In addition, the parties will execute a cross-easement agreement with respect to certain adjacent property owned by Seller, in the form of Exhibit D, which shall be a permitted encumbrance on title.

          7.5 FIRPTA. Seller shall deliver to Purchaser at closing an affidavit that Seller is not a "foreign person" under FIRPTA, in form satisfactory to Purchaser.

          7.6 Events of Closing. Provided the Escrow Officer has received the sums and is in a position to cause the title insurance policy to be issued as described below, this transaction will be closed on the Closing Date as follows:

               (a) Purchaser shall pay the total purchase price for the Properties in immediately available funds, adjusted for the charges and credits set forth in this section.

               (b) Any liens or other encumbrances on title required by this Agreement to be paid or removed by Seller at closing shall be paid and satisfied or removed of record at Seller's expense.

               (c) Seller shall convey the real property to Purchaser by special warranty deed(s), subject to no encumbrances created or suffered by Seller other than the encumbrances accepted pursuant to Section 4.2 and the lien for real estate taxes not yet payable.

               (d) Title Company will commit to issue the policy described in Section 7.7, upon recordation of the closing documents.

               (e)  The parties will execute any additional
documentation required with respect to the matters described in Sections 7.4 and 7.5.

               (f) The Escrow Officer will record the deed(s) and the lease termination agreements, if any.

               (g) The escrow fee shall be paid equally by the parties. Any real estate excise or transfer tax will be paid by Seller. The recording fees for the deeds will be paid by Purchaser. Seller shall be charged with the premium (including any sales or excise tax) for the title insurance policies to be delivered to Purchaser, except that Purchaser shall be responsible for the portion of the premium (including any sales or excise tax) attributable to extended coverage if Purchaser elects to obtain it, and for the cost of any endorsements requested by Purchaser.

               (h)  There are no brokerage fees.

               (i) If any other closing costs not specifically provided for herein are due at closing of this transaction, each party shall pay such closing costs as are normally and customarily the responsibility of such party. In addition to any other items required to be paid by either party pursuant to this Agreement, each party shall pay its own attorneys' fees.

          7.7 Title Insurance. As soon as possible after the Closing Date, Seller shall cause the Title Company to furnish Purchaser with a standard policy of title insurance in the amount of the total purchase price for each property, in form acceptable to Purchaser, subject only to exceptions for the matters accepted by Purchaser pursuant to Section 4.2 or referenced in Section
7.4. At Purchaser's option, such policies shall be in ALTA extended coverage form (full or partial), in which case Seller and Purchaser will execute such affidavits as may be necessary to obtain the extended coverage. Extra title premiums attributable to extended coverage shall be Purchaser's expense.

          7.8 Lease. If Purchaser elects to assign this Agreement and the right to purchase the Properties to a third party that will lease the Properties to Seller, the parties will execute any additional documentation necessary to implement such assignment and lease, provided that Seller shall not be required to incur any additional expense or any material risk in connection therewith.

     8.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          8.1  Seller's Representations, Warranties and
Covenants.  Seller represents and warrants to Purchaser that:

               (a) To the Seller's actual knowledge and without independent investigation, and except as disclosed on the
Reports: (1) there are no hazardous substances (as defined below) on, within, under or upon the Properties, in amounts or of kinds that in their current condition pose a threat to human health or the environment or pose a risk of liability under environmental laws (provided, however, that due to the age of the improvements on the Properties, there may be asbestos containing materials used in the construction of such improvements); and (2) there are no underground storage tanks within the Properties. Seller does hereby assign to Purchaser (effective at and as of the Closing Date) any and all environmental warranties, indemnification agreements and rights of action Seller may have against third parties (if any) relating to the presence of any such hazardous substances or underground tanks. As used in this Agreement, the term "environmental laws" includes any and all state, federal and local statutes, regulations, and ordinances to which the Properties are subject and relating to the protection of human health and the environment, as well as any judgments, orders, injunctions, awards, decrees, covenants, conditions, or other restrictions or standards relating to same; and the term "hazardous substances" includes all hazardous and toxic substances, wastes, or materials, including without limitation all substances, wastes, and materials containing either petroleum, including crude oil or any fraction thereof, or any of the substances referenced in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601(14), and similar or comparable state or local laws.

               (b) Except as disclosed to Purchaser in writing (and other than the potential condemnation affecting the Hazel Dell Property referenced in Section 5.2 above), Seller has received no written notice of any condemnation, environmental, zoning or other land-use regulation proceedings which would detrimentally affect the use and operation of the Properties or the value of the Properties, nor has Seller received notice of any special assessment proceedings affecting the Properties.

               (c) There is no litigation pending or to the Seller's actual knowledge threatened against Seller that arises out of the ownership of the Properties and would be binding on the Purchaser or might detrimentally affect the use or operation of the Properties for its intended purpose or the value of the Properties or adversely affect the ability of Seller to perform its obligations under this Agreement.

               (d) The persons who have executed this Agreement have been duly authorized to do so by Seller. All documents delivered at closing will be executed by a duly authorized person. Seller has a good and legal right to enter into this Agreement and to perform all covenants of Seller contained in this Agreement in accordance with its terms.

          8.2  Environmental Remediation - Raleigh Hills.   The
terms of this Section 8.2 shall apply only with respect to the Raleigh Hills Property.

               (a) The groundwater underneath the northeast corner of the Raleigh Hills Property has been impacted by petroleum related contamination that migrated from underground storage tanks and related piping formerly located on Seller's adjacent property (the "Flying A Property"). The scope of such contamination (the "L.P. Bush Contamination") is set forth in the environmental reports, studies and tests prepared by Hahn and Associates (copies of which are in the possession of Joan Snyder of Stoel Rives Boley Jones and Grey, Purchaser's counsel) and are listed on Exhibit B. L.P. Bush Company (the former tenant of the Flying A Property) is remediating the ground water contamination pursuant to a groundwater treatment plan also in the possession of Joan Snyder. Seller covenants that Seller shall diligently use its best efforts to complete or cause to be completed the remediation of the L.P. Bush Contamination, in a manner complying with all applicable laws, at no cost to Purchaser. Such remediation shall initially be conducted by Neal Shaw, subject to monitoring by Hahn and Associates, or shall be conducted by Geo Engineers, Inc. or another environmental consulting firm and/or contractor reasonably acceptable to Purchaser. Such remediation will be "complete" when Purchaser receives (1) a certification from the consultant that the remediation is complete; and (2) a so-called "no further action" letter from the Oregon Department of Environmental Quality (DEQ), in form and substance reasonably acceptable to Purchaser, and not conditioned on or requiring the imposition of use restrictions or other institutional controls on the Raleigh Hills Property. Upon receipt of such certification and letter, Seller's obligations under this subsection shall be deemed satisfied.

               (b) The soils and groundwater underneath the southern portion of the Raleigh Hills Property adjacent to property currently leased to Union Oil of California ("Unocal") and owned by Seller (the "Unocal Property") may be impacted by petroleum related contamination that has migrated or is migrating from underground storage tanks and related piping located on the Unocal Property. Unocal is currently studying whether such contamination has occurred. Seller has previously provided Purchaser with copies of reports Seller has received from Unocal discussing Unocal's investigation of petroleum contamination on the Unocal Property and the Raleigh Hills Property; such reports are listed on Exhibit B. Seller covenants that it shall undertake and complete or cause to be undertaken and completed the remediation of any contamination of the Raleigh Hills Property (or the groundwater underneath the Raleigh Hills Property) from petroleum related contamination that may have migrated from the Unocal Property as of the Closing Date, or that migrates from the Unocal Property after the Closing Date (the "Unocal Contamination"). Such remediation must be conducted by Unocal under the supervision of Geo Engineers, Inc, or an environmental consulting firm and/or contractor reasonably acceptable to Purchaser. Such remediation will be "complete" when Purchaser receives (1) a certification from the consultant that the remediation is complete; and (2) a so-called "no further action" letter from DEQ, in form and substance reasonably acceptable to Purchaser, and not conditioned on or requiring the imposition of use restrictions or other institutional controls on the Raleigh Hills Property. Upon receipt of such certification and letter, Seller's obligations under this subsection shall be deemed satisfied.

               (c) Seller shall have a nonexclusive right of entry onto the Raleigh Hills Property after Closing in order to perform remediation activities necessary to comply with Seller's obligations under subsections 8.2(a) and (b) above, including without limitation the installation of groundwater wells and treatment systems. Seller's remediation activities on the Raleigh Hills Property shall be undertaken in such a manner as to minimize interference with Purchaser's use and operation of the Raleigh Hills Property, and the business operations of Purchaser's tenants, and in any event shall not materially restrict the access to, or the parking areas available for, any building on the Raleigh Hills Property. All such activities shall be conducted in strict accordance with applicable law.
Upon completion of its remediation activities (or, where appropriate, any phase thereof), Seller shall restore or cause to be restored the Raleigh Hills Property to substantially the condition existing prior to such activities (including without limitation proper capping and legal abandonment of any wells). Seller shall indemnify, defend (with counsel reasonably approved by Purchaser) and hold harmless Purchaser and its officers, directors, employees, agents, successors and assigns from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fines, penalties, losses, injuries, damages, costs (including the cost of complying with any judicial or governmental order) and expenses (including attorneys' fees in connection with any administrative proceeding, trial, appeal or petition for review) arising out of or in any way connected with Seller's remediation activities on the Raleigh Hills Property.

               (d) With respect to environmental contamination that is not covered by the provisions of subsections 8.2(a) and
(b) above, and except as limited by subsection 8.2(e) below with respect to claims for diminution in value, nothing in this Agreement either waives or alters any statutory or other remedy at law available to any party.

               (e) Purchaser hereby waives, releases, acquits and forever discharges Seller and its officers, directors, partners, employees, agents, and any other person acting on behalf of Seller, from and against any and all claims, actions, causes of action, demands, rights, damages expenses or compensation whatsoever, for diminution in the value of the Raleigh Hills Property caused by the presence of petroleum related contamination in, on, underneath or adjacent to the Raleigh Hills Property; provided, however, that such release of claims for diminution in value shall not be construed to release Seller from its obligations to complete the L.P. Bush Contamination or the Unocal Contamination as set forth in subsections 8.2(a) and (b) above. For purposes of this paragraph, claims for diminution in value include claims arising from difficulty of financing or selling the Raleigh Hills Property.

               (f)  Seller shall not be in default of its
obligations set forth in subsections 8.2(a) and (b), in the event Seller is unable to obtain the required no further action letter(s) from DEQ becuase other governmental entities or other third parties refuse to cooperate or to authorize Seller to take the actions required by DEQ to obtain the no further action letter(s).

          8.3 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that the persons who have executed this Agreement have been duly authorized to do so by Purchaser (subject to the provisions of Section 4.1 and 12). All documents delivered at closing will be executed by a duly authorized person. Purchaser has a good and legal right to enter into this Agreement and to perform all covenants of Purchaser contained in this Agreement in accordance with its terms.

     9. CONDUCT UNTIL CLOSING; SELLER'S COOPERATION; DISCLAIMER. From the date of this Agreement until the Closing Date, Seller shall cause all liens on the Properties incurred by Seller to be paid current, and will not further mortgage or encumber the Properties or increase the amount of any current indebtedness on the Properties. No provision of this Agreement or previous (or subsequent) conduct or activities of the parties will be construed: (i) as making either party an agent, principal, partner or joint venturer with the other party, (ii) as creating any express or implied obligation for Purchaser to operate the Properties as a Fred Meyer retail facility or otherwise, or (iii) as making either party responsible for payment or reimbursement of any costs incurred by the other, whether or not such development occurs (except as may be expressly set forth herein or in its attached exhibits). WHETHER AND HOW PURCHASER MAY DEVELOP, REDEVELOP OR OPERATE THE PROPERTIES POST-CLOSING IS AT PURCHASER'S DISCRETION. SELLER WILL NOT HAVE ANY CLAIM AGAINST (OR RIGHT TO RECOVER ANY DAMAGES OR COSTS FROM) PURCHASER IN THE EVENT PURCHASER DOES NOT DEVELOP, REDEVELOP OR CONTINUE TO OPERATE THE PROPERTIES.

     10.  FAILURE TO CLOSE.

          10.1 Seller's Remedies. In the event that this transaction fails to close on account of Purchaser's fault or inability to close, and Purchaser has not exercised any right to terminate or rescind this Agreement as provided herein, Purchaser shall pay to Seller the sum of $25,000 as full liquidated damages. SUCH AMOUNT HAS BEEN AGREED BY THE PARTIES TO BE REASONABLE COMPENSATION AND THE EXCLUSIVE REMEDY FOR PURCHASER'S DEFAULT, SINCE THE PRECISE AMOUNT OF SUCH COMPENSATION WOULD BE DIFFICULT TO DETERMINE. Seller hereby waives any right to specific enforcement of this Agreement, and any right to sue for damages (including lost profits or consequential damages) other than the liquidated damages provided for in this Section. The parties are initialing this Section for purposes of acknowledging and agreeing to such exclusive remedy and liquidated damages provision.

Initials of:   Seller  DWR              Purchaser  SLW
                      -----                       -----

          10.2 Purchaser's Remedies. In the event that the transaction fails to close on account of Seller's fault or Seller's inability to deliver title acceptable to Purchaser pursuant to Section 4.2, Purchaser shall be entitled to such remedies for breach of contract as may be available under applicable law, including (without limitation) the remedy of specific performance, collection of damages, recovery of costs and attorneys' fees.

     11.  GENERAL PROVISIONS.

          11.1 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, personal representatives, successors, and assigns. Purchaser reserves the right to assign the right to purchase the Properties to any third party at closing. Purchaser also reserves the right to assign the Agreement at or prior to closing to an entity that will lease the Properties to Purchaser. Unless otherwise agreed, however, no such assignment shall release Purchaser from its obligations under this Agreement, or increase Seller's obligations in any respect.

          11.2 Time of Essence. Time is of the essence of each and every provision of this Agreement.

          11.3 Notices. All demands or notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by facsimile, or other telecommunication device capable of transmitting or creating a written record (provided that a copy is also sent by U.S. Mail, first class); or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

Seller:        REC RESOLUTION COMPANY
               Suite 200
               15115 SW Sequoia Parkway
               Portland, OR  97224
               Attn:  Dave Ramus
               Facsimile No.: (503) 624-7755

Purchaser:     Fred Meyer, Inc.
               P.O. Box 42121
               Portland, Oregon  97242-0121
               (Street Address -
               3800 S.E. 22nd Avenue,
               Portland, Oregon  97202)
               Attn: Scott L. Wippel
               Facsimile No.: (503) 797-3539

          11.4 Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision. Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

          11.5 Attorneys' Fees. In the event suit or action is instituted to interpret or enforce the terms of this Agreement or to rescind this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial, on any appeal, and on any petition for review, in addition to all other sums provided by law.

          11.6 Prior Agreements. This Agreement supersedes and replaces all written and oral agreements previously made or existing between the parties (including, without limitation, all previous letters of intent and addenda thereto and all verbal agreements and understandings).

          11.7 Applicable Law. This Agreement shall be construed, applied and enforced in accordance with the laws of the State of Oregon (provided, as to the equitable remedies of Purchaser with respect to the Hazel Dell Property, Washington law shall apply).

          11.8 Brokers. Each party will defend, indemnify, and hold the other party harmless from any claim, loss, or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of its own conduct.

          11.9 Changes in Writing. This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          11.10 Counterparts. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          11.11 Invalidity of Provisions. In the event any provision of this Agreement is declared invalid or is unenforceable for any reason, such provision shall be deleted from such document and shall not invalidate any other provision contained in the document.

          11.12 Survival. All representations, warranties and obligations of the parties in this Agreement shall survive the Closing Date and delivery of the deed contemplated in this Agreement and be fully enforceable thereafter.

          11.13 Effect of Extensions and Modifications; Backup Offers. Any amendment to this agreement (including any extension of time for waiver of conditions or closing) shall be deemed to be a modification of the continuing existing agreement, rather than a rescission or termination of such agreement. Seller will not accept any "backup", "standby" or other additional offers to purchase the Properties without Purchaser's written consent. In any event, any such additional offer shall be subordinate to this Agreement as it may be extended or modified.

          11.14 Oregon Statutory Disclaimer. The following disclaimer applies to the Hawthorne Property and the Raleigh Hills Property: THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.



          11.15 Disclaimer; Duty to Disclose. As to any reports or other materials provided by one party to the other party herein, the party providing such reports or materials is not warranting (and will not be liable or responsible for) the accuracy, fitness or usability of such reports or materials or any recommendations or conclusions stated therein. All representations and warranties of the parties in this Agreement are limited to the best of the party's actual knowledge, without independent investigation or examination. If either party obtains actual knowledge prior to the Closing Date of a fact which would make any of the representations and warranties in this Agreement false, such party will notify the other party of such fact. A party will not be deemed in breach of a representation or warranty in this Agreement or liable to the other party for any claimed misrepresentation in this Agreement after the Closing Date unless the party had actual knowledge on the Closing Date that the representation or warranty was false and failed to disclose to the other party the fact known to the party which made the representation or warranty false.

          11.16 Representations; Condition of Properties. Purchaser or Purchaser's affiliate has heretofore operated and occupied the Properties and has thoroughly and completely examined and is fully aware of the physical condition of the Properties as well as any governmental permits or approvals required in connection with Purchaser's use of the Properties, the suitability of the Properties for Purchaser's intended use, the availability of utilities and services, the applicable zoning, building, housing and other ordinances, restrictions, laws, and regulations affecting the Properties or other matters. Except as otherwise specifically set forth in this Agreement or in any instrument delivered at Closing, Purchaser accepts the land and property and all other aspects of the Properties in their present condition, AS IS, without any representations or warranties by Seller, expressed or implied. Purchaser acknowledges that Purchaser has ascertained for itself the value and condition of the Properties and Purchaser is not relying on, nor has Purchaser been influenced by, any representation of Seller regarding the value or condition of the Properties.

          11.17 Related Agreement. Purchaser is party to a Leasehold Assignment Agreement, dated on or about the date hereof, pursuant to which Purchaser intends to acquire the leasehold interest of REPL in the Properties (the "Related Agreement"), which the parties thereto intend to close simultaneously with closing under this Agreement. Purchaser's obligation to close under this Agreement is subject to the performance by REPL of REPL's obligations under the Related Agreement, such that a simultaneous closing may occur. Seller's obligation to close under this Agreement is subject to the performance by Purchaser of Purchaser's obligations under the Related Agreement, such that a simultaneous closing may occur.

          11.18 Certain Obligations. Under the terms of the Subleases, Purchaser is obligated to (i) maintain the Properties (Paragraph 9.1) and (ii) cause the Properties to comply with all legal requirements (Paragraph 6.2). In addition to Purchaser's acknowledgment that it is accepting the Properties AS IS, Purchaser hereby waives, releases, acquits and forever discharges


Seller and its officers, directors, partners, employees, agents, and any other person acting on behalf of Seller, from any and all claims, actions, causes of action, demands, rights, damages expenses or compensation whatsoever, arising from any defects in the Properties, to the extent such defects would have been Purchaser's responsibility to remedy under the Subleases.

     12.  APPROVAL BY SELLER.

          Seller will have until 5 p.m. (Pacific Time) on March 21, 1995 in which to execute and return to Purchaser a fully signed counterpart of this Agreement. Neither the delivery of this Agreement to Seller for execution nor the delivery of any signed Agreement to Purchaser will create a binding contract, or contract by estoppel or otherwise, between the parties.
Purchaser will have 10 days after receipt of this Agreement signed by Seller to execute and deliver or transmit (by facsimile or otherwise) to Seller at its address hereunder a fully executed counterpart of this Agreement, and if not executed and delivered within such time period, this Agreement will be null and void and neither party will thereafter have any obligation or liability to the other party pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date set forth above.

SELLER:        REC RESOLUTION COMPANY, an Oregon corporation


                    By:  DAVID W. RAMUS
                         ---------------------------------------
                         Title:  David W. Ramus
                                 -------------------------------
                         Date Executed:  3/13/95
                                         -----------------------

PURCHASER:     FRED MEYER, INC., a Delaware corporation


                    By:  SCOTT L. WIPPEL
                         ---------------------------------------
                         Scott L. Wippel, Senior Vice President
                         ---------------------------------------
                         Date Executed:  3/14/95
                                         -----------------------


                           EXHIBIT A-1
                           -----------
             Legal Description - Hawthorne Property


PARCEL I:
- --------

Lots 1-16, inclusive, Block 1, SUNNYSIDE ADDITION, in the City of
Portland, County of Multnomah and State of Oregon. TOGETHER WITH that portion vacated of SE Madison Street which inured thereto by reason of Ordinance vacating SE Madison Street recorded
December 4, 1970 in Book 762, page 1551.

PARCEL II:
- ---------

Lots 1-16, inclusive, Block 2, SUNNYSIDE ADDITION, in the City of
Portland, County of Multnomah and State of Oregon.

EXCEPT the East 12 feet of Lots 8 and 9 of said Block 2, described in deeds to the City of Portland, recorded October 16, 1962 in Book 2139, page 424 and Book 2139, page 428.

TOGETHER WITH that portion of vacated SE Madison Street which inured thereto by reason of Ordinance vacating SE Madison Street recorded December 4, 1970 in Book 762, page 1551.


                           EXHIBIT A-2
                           -----------
             Legal Description - Hazel Dell Property

PARCEL I
- --------

BEGINNING at an iron pipe set at the Northeast corner of Lot 20, Alexander Tracts in the Northeast quarter of Section 10, Township 2 North, Range 1 East, Willamette Meridian; thence South 5 59'15" West along the East line of said Lot 20 a distance of 111.00 feet to a railroad spike marking the Southeast corner thereof; thence South 88 degrees 17'00" West along the South line of said Lot 20, a distance of 292.01 feet to the East right of way line of SR 5; thence North 1 degree 43'00" West along the East right of way line of said SR 5 a distance of 110.00 feet to the North line of said Lot 20; thence North 88 degrees 17'00" East along the North line of said Lot 20 a distance of 306.90 feet to the point of beginning.

PARCEL II
- ---------

That portion of the Northeast quarter of the Northeast quarter of
Section 10, Township 2 North, Range 1 East of the Willamette
Meridian, in Clark County, Washington, described as follows:

BEGINNING at a point that is South 89 degrees 05' West 71.35 feet and South 5 degrees 59'15" West 284.33 feet fron the Northeast corner of said Section 10, said point of beginning also being on the Westerly line of N.E. Highway 99; thence continuing South 5 degrees 59'l5" West along the Westerly line of said N.E. Highway 99, a distance of 823.54 feet to the Northeast corner of the Alexander Tract, according to the plat thereof, recorded in Volume "E" of Plats, page 1 records of said County; thence South 88 degrees 17'00" West along the North line of said Alexander tracts, a distance of 306.90 feet to the Easterly right of way line of Primary State Highway No. 1 as conveyed to the State of Washington by deed recorded under Auditor's File No. G 200257; thence North 3 degrees 45' East along said Easterly right of way line to an inner corner in said Easterly line; thence North
88 degrees 27'15" East 11.10 feet to the West line of that tract conveyed to Vanoak Corporation by deed recorded under Auditor's File No. G 628799; thence South 12 degrees 42'15"
East along the West line of said Vanoak tract, a distance of 76.72 feet to the Southwest corner thereof; thence North
89 degrees 04' East along the South line of said Vanoak tract,
134.36 feet to the Southeast corner thereof; thence South
5 degrees 59'l5" West along the Southerly extension of the East line of said Vanoak tract, 126.76 feet; thence South
84 degrees 00'45" East 180.00 feet to the point of beginning.

PARCEL III
- ----------

That certain portion of the Northeast quarter of the Northeast quarter of Section 10, Township 2 North, Range 1 East, Willamette
Meridian in the County of Clark and State of Washington, more particularly described as follows:



BEGINNING at a point that is South 46.88 feet and West 422.41 feet fron the Northeast corner of said Section 10, said point being the intersection of the Southerly line of N.E. 78th Street and the Easterly line of Primary State Highway No. 1 and running thence South 12 degrees 42'15" East 96.71 feet; thence North
89 degrees 05' East 134.36 feet; thence North 5 degrees 59' East
98.26 feet to the Southerly line of N.E. 78th Street; thence
South 88 degrees 05'15" West, along said Street, 165.96 feet to the point of beginning.

EXCEPTING from the above described Parcel III the North 10 feet thereof conveyed to Clark County, Washington, a municipal corporation by deed recorded June 17, 1985, as Auditor's File
No. 8506170112.

                           EXHIBIT A-3
                           -----------
            Legal Description - Raleigh Hills Property


A tract of land located in Section 13, Township 1 South, Range 1
West of the Willamette Meridian, in the County of Washington and State of Oregon, and more particularly described as follows:

Commencing at the intersection of the Southerly line of the Beaverton Hillsdale Highway (County Road No. 669) and the West line of the Northeast quarter of the said Section 13, which intersection is on the Westerly line of that tract of land conveyed to Harry M. Baker and wife by deed recorded in Deed Book 288, page 103, Washington County Deed Records; thence South
01 degrees 24'40" West along the Westerly line of the said Baker tract a distance of 204.68 feet to the Southeast corner of that tract of land conveyed to Portland Federal Savings and Loan Association by that Warranty Deed recorded in Deed Book 459, page 264, Washington County Deed Records, and the true point of beginning of this description; thence South 01 degrees 24'40"
West along the West line of the said Baker tract a distance of
63.32 feet to the Southwest corner thereof; thence South 01 degrees 24'40" West along the West line of that tract of land conveyed to George Krueger and wife by deed recorded in Book 229, page 651, Washington County Deed Records, a distance of 184.60 feet to an angle point therein and to the most
Easterly Southeast corner of that tract of land leased to United States National Bank of Oregon, as described in that Memorandum of Lease recorded in Book 646, page 295, Washington County Deed Records; thence South 27 degrees 04'50" West along the Southerly line thereof, a distance of 66.70 feet to the most Southerly Southeast corner thereof; thence South 75 degrees 43'50" West a distance of 60.00 feet to the Southwest corner thereof; thence 155.22 feet along the arc of a 1,145.92 foot radius circular curve to the left (long chord is 153.11 feet and bears South
41 degrees 50'43" East) to a point of compound curve; thence
168.03 feet along the arc of a 174.50 foot radius circular curve to the left (long chord is 161.98 feet and bears South
72 degrees 32'32" East) to a point in the Northwesterly line of SW Scholls Ferry Road, said point being South 56 degrees
16'30" West a distance of 23.33 feet from the Southwesterly line of the said Krueger tract; thence Southwesterly along the Northwesterly line of SW Scholls Ferry Road, South 56 degrees
16'30" West a distance of 74.38 feet to the most Easterly corner of that tract of land conveyed to the State of Oregon by deed recorded in Book 430, page 45, of the Washington County Deed Records; thence South 61 degrees 21'30" West along the
Northwesterly line of the said State of Oregon tract a distance of 293.40 feet to an angle point therein; thence North 77 degrees 08'30" West along the Northerly line, thereof, a distance of
64.00 feet to an angle point therein; thence South 56 degrees
16'30" West along the Northwesterly line thereof, a distance of 40.00 feet to an angle point therein; thence South 04 degrees 41'30" West along the West line, thereof, a distance of 16.09 feet to the most Easterly corner of that tract of land leased to the Union Oil Company of California as described in that lease recorded in Book 502, page 456, of the Washington County Deed Records; thence North 33 degrees 43'30" West along the Northeasterly line, thereof, a distance of 44.63 feet to the most Northerly corner thereof; thence South 55 degrees 16'30" West along the Northwesterly line thereof, a distance of 153.50 feet to the most Westerly corner thereof; thence South 33 degrees 43'30"
East along the Southwesterly line, thereof, a distance of
5.84 feet to the most Easterly Northeast corner of that tract of land conveyed to CAY, Incorporated, an Oregon corporation, as described in Book 511, page 494 of the Washington County
Deed Records; thence along the Northeast line of the said
CAY, Incorporated tract 100.21 feet along the arc of a
100.00 foot radius circular curve to the right (long chord is 96.07 feet and bears North 66 degrees 51'10" West) to a point of tangency; thence North 38 degrees 08'40" West along the East line of the said CAY, Incorporated tract, a distance of 394.78 feet to an angle point therein; thence
North 88 degrees 39'20" West along the North line, thereof, a distance of 87.05 feet to a point on the West line of that tract of land conveyed to Hollywood Company as described in Book 439, page 706 of the Washington County Deed Records;
thence North 01 degrees 41'20" East along the West line of the said Hollywood Company tract a distance of 618.03 feet to the South line of the said Beaverton Hillsdale Highway; thence South
88 degrees 32'40" East along said South line a distance of
710.00 feet to a point that is 100.00 feet West of the West line of the Northeast quarter of the said Section 13; thence South
01 degrees 24'40" West parallel to and 100.00 feet West of said Baker Westerly line a distance of 204.88 feet to the Southwest corner of the said Portland Federal Savings and Loan Association tract; thence South 88 degrees 32'40" East along the South line of the said Portland Federal Savings and Loan Association tract a distance of 100.00 feet to the true point of beginning of this description.

EXCEPTING THEREFROM that portion as described in deed to Washington County, a political subdivision of the State of Oregon, recorded August 27, 1990 as Fee No. 90-46313.


                            EXHIBIT B
                            ---------

              RALEIGH HILLS FLYING A SERVICE STATION
               7550 SW Beaverton-Hillsdale Highway
                         Portland, Oregon


1.   A Report on Underground Storage Tank Decommissioning and
     Soil Cleanup, dated March 1, 1993.

2.   A Report on Third Quarter Groundwater Monitoring, dated
     March 22, 1993.

3.   A Report on Additional Subsurface Investigation, dated
     January 21, 1994.



               RALEIGH HILLS UNOCAL SERVICE STATION

l.   Report of Remedial Action dated December 22, 1989.

2.   Site Contamination Study dated November 9, 1990.

3.   Drywell Removal Report dated July 15, 1992.

4.   Results of Quarterly Ground Water Monitoring dated October
     1992, February 1994, April 1994, and August 1994.




                EXHIBIT C - LEASE ASSIGNMENT FORM
                ---------------------------------

RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:

_______________________
P.O. Box 42121
Portland, Oregon  97242
Attn:  RTC MO/CLD


                    LEASE ASSIGNMENT AGREEMENT


     This Lease Assignment Agreement (this "Agreement"), dated as of _______________, between REC RESOLUTION COMPANY, an Oregon corporation whose address is Suite 200, 15115 SW Sequoia Parkway, Portland, OR 97224 ("Assignor"), and ______________________, a
Delaware corporation, whose address is ____________________ ("Assignee"), recites and provides as follows:

     FOR good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title and interest in and to each of the lease agreements referenced on Exhibit A hereto (the "Lease Agreements"). The rights conveyed hereby are referred to herein as the "Leasehold Interests".

     Assignee hereby accepts the foregoing assignment. Assignee agrees to assume Assignor's obligations under the Lease Agreements, provided, however, that Assignee does not assume, and Assignor shall remain fully responsible for, and agrees to discharge, any obligations or liabilities under such Lease Agreements that either (i) are not disclosed on the face of the copies of such Lease Agreements provided by Assignor to Assignee, or (ii) accrued or arose from or out of a set of facts existing prior to the date hereof ("Assignor's Liabilities"). Assignee will indemnify, defend and hold harmless Assignor from and against liabilities, costs, expenses and damages, including attorneys' fees, arising from Assignee's failure to perform its obligations hereunder, except for liabilities that arise from Assignor's failure to perform its obligations hereunder or to discharge Assignor's Liabilities. Assignee assumes no liabilities or obligations of Assignor of any nature whatsoever, whether or not accrued or affixed, absolute or contingent, known or unknown, determined or determinable, or incurred prior to, on or after the Closing Date.

     Assignor represents, warrants and covenants to and with Assignee that: (1) Assignor has good and indefeasible title to the Leasehold Interests, subject to no encumbrances created or suffered by Assignor other than the matters identified on Exhibit B hereto; (2) Assignor has the full right, power and authority to assign the Leasehold Interests to Assignee in accordance herewith; and (3) Assignor will defend Assignee's right, title and interest in and to the Leasehold Interests from and against any claim by, through or under Assignor.


     This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties. Each party agrees, at the request of the other party, at any time and from time to time after the date hereof, to execute and deliver all such further documents, and to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to perfect the transfers of rights contemplated herein or otherwise to confirm or carry out the provisions of this Agreement.

EXECUTED effective the date first written above.

[signature and acknowledgment forms]


                    EXHIBIT D - EASEMENT AGREEMENT
                    ------------------------------


RECORDING REQUESTED              |
BY AND WHEN RECORDED             |
RETURN TO:                       |
                                 |
FRED MEYER, INC.                 |
P.O. Box 42121                   |
Portland, Oregon  97242          |
Attn:  RTC MO/CLD                |
=====================================================================

                      CROSS EASEMENT AGREEMENT


DATE:     ___________________

PARTIES:  __________________________, a Delaware corporation
          ("Buyer"), whose address is _________________, as owner of the property described in Exhibit "A," attached hereto and incorporated herein by this reference
          ("Buyer's Property");

AND: REC RESOLUTION COMPANY, an Oregon corporation ("REC"), whose address is Suite 200, 15115 SW Sequoia Parkway, Portland, OR 97224, as owner of the property described in Exhibit "B," attached hereto and incorporated herein by this reference ("REC's Property").

                             RECITALS:

     The parties to this agreement intend to create permanent, mutual, reciprocal easements and a mutual right-of-way for access purposes. Such easements shall be appurtenant to and shall benefit Buyer's Property and REC's Property. For purposes of this agreement, references to "Property" mean Buyer's Property or REC's Property, as the context may require. Buyer and REC, and their respective successors and assigns, are sometimes referred to as "Owners" for purposes of this Agreement. The parties therefore agree as follows.

                          AGREEMENTS:

SECTION 1.  GRANT OF EASEMENTS; ESTABLISHMENT OF RIGHT-OF-WAY

     1.1 The parties hereby grant and convey to each other permanent mutual reciprocal rights-of-way on, over, across, and along the real property described in Exhibits "A-1" and "B-1", attached hereto and incorporated herein by this reference. Such easements shall form a continuous right-of-way as described in Exhibits "A-1" and "B-1." Buyer hereby specifically grants to REC such easement rights respecting the property described in Exhibit "A-1," which shall be appurtenant to and benefit Parcel
B. REC reciprocally grants to Buyer such easement rights respecting the property described in Exhibit "B-1," which shall be appurtenant to and benefit Parcel A. The property subject to the easements created hereby is sometimes referred to below as the "Easement Property".



     1.2 Such easements and right-of-way may be used for vehicular and pedestrian ingress and egress purposes by the parties to this agreement. Neither party shall have the right to park, load or unload any vehicle in the right-of-way, other than under emergency conditions. Use of the right-of-way shall be on a regular, continuous, nonexclusive, nonpriority basis, benefiting the parties, their successors, assigns, lessees, mortgagees, invitees, guests, customers, agents and employees. However, neither party's rights hereunder shall lapse in the event of that party's failure to use the easement and right-of-way on a continuous basis.

SECTION 3.  MAINTENANCE AND REPAIR; TAXES AND INSURANCE

     3.1 The cost of periodic maintenance and necessary repairs to the Easement Property shall be borne exclusively by Buyer as to the property described in attached Exhibit "A-1" and exclusively by REC as to the property described in attached Exhibit "B-1." Such maintenance and repairs shall be performed by the respective parties on a prompt, diligent and regular basis in accordance with the generally accepted street and road maintenance standards then existing under the laws of Washington County, Oregon, including but not limited to prompt patching or filling of damage to the pavement and resurfacing at least every 10 years. Required maintenance shall include the removal of snow, ice and debris as soon as practicable after their occurrence.

     3.2 Subject to paragraph 3.3 below, if a party fails to perform any such necessary maintenance and repairs as required, the other party, upon 15 days' prior written notice to the nonperforming party, may cause such work to be done with a right of reimbursement for all sums necessarily and properly expended to remedy such failure. If the nonperforming party fails to pay such reimbursement on demand, the party causing such work to be done shall have the immediate right to record a lien against the nonperforming party's property benefited by this agreement. The parties agree that such lien shall be treated as a construction lien pursuant to ORS Chapter 87, subject to foreclosure and priority as set forth in the construction lien statutes.

     3.3 If the Easement Property becomes impassable or ingress or egress is unreasonably impeded or curtailed because of a party's failure to maintain the Easement Property as required herein, the other party may demand by written notice that remedial work be performed immediately. If such work is not so performed the other party shall have the rights of cure, reimbursement and lien as set forth in paragraph 3.2.

     3.4 Each party shall pay when due all real property taxes, assessments or other charges against the land to which each party holds fee title and which is part of the Easement Property.
There shall be no right of contribution from the other party for such items.

SECTION 4.  DECISION MAKING

     Whenever the consent or approval of any Owner is required, such consent or approval shall be exercised only in the following manner. The Owners (if consisting of more than one [1] person) of a Property shall agree among themselves and designate in writing to the Owners and of the other Property a single person who is entitled to cast the vote for that Property. If the Owners of any such Property cannot agree who shall be entitled to cast the single vote of that Property, or if the Owners fail to designate the single person who is entitled to cast the vote for that Property within thirty (30) days after receipt of request for same from any Owner, then the Owner that owns the largest portion of that Property shall be entitled to vote, and the exercise of such right in good faith shall be binding on all other Owners of that Property.

SECTION 5.  CONDEMNATION

     5.1 In the event that the Easement Property or any part thereof is taken by power of eminent domain, or is conveyed under threat of condemnation and such taking will render the Easement Property unusable for vehicular ingress and egress, this agreement shall terminate. If such taking does not render the Easement Property so unusable, the obligations of a the parties shall be abated to the extent of such taking, but this agreement shall otherwise continue in full force and effect.

     5.2 The net proceeds from a condemnation or taking shall be allocated to the Owner of the property taken.

     5.3 No Owner shall voluntarily agree to close the access from the Easement Property to the adjoining public street without the consent of all Owners. If any governmental authority, by condemnation or otherwise, eliminates or reduces any access between a public street and the Easement Property, the Owner thereof shall make every reasonable effort to obtain alternative access from such Owner's property to the public street.

SECTION 6.  EFFECT OF THE AGREEMENT

     The easement granted hereunder shall run with the land as to all property burdened and benefited by such easement, including any division or partition of such property. The rights, covenants and obligations contained in this agreement shall bind, burden and benefit each party's successors and assigns, lessees, mortgagees (or beneficiaries under a deed of trust) as to REC's Property or Buyer's Property, or any portion thereof, as the case may be.

SECTION 7.  MISCELLANEOUS

     This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be amended in writing signed by all Owners (provided, if either REC's Property or Buyer's Property has more than one Owner, then the person entitled to cast the Property's vote under Section 6 shall be authorized to execute an amendment on behalf of all Owners of such Property), and any such amendment must be recorded in the real estate records of Washington County, Oregon, in order to be effective.

[Signature Lines]
[Acknowledgments]



Exhibits:      A    Buyer's Property
               A-1  Easement Property on Buyer's Property
               B    REC's Property
               B-1  Easement Property on REC's Property